    As Filed with the Securities and Exchange Commission on August 24, 2001

                                                      Registration No. 333-59125
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                            GENERAL CABLE CORPORATION
             (Exact name of registrant as specified in its charter)


                 DELAWARE                                    06-1398235
      -------------------------------                  ----------------------
      (State or Other Jurisdiction of                     (I.R.S. Employer
      Incorporation or Organization)                   Identification Number)

                                4 TESSENEER DRIVE
                      HIGHLAND HEIGHTS, KENTUCKY 41076-9753
                 ----------------------------------------------
                 (Address, including telephone number, zip code
                         of Principal Executive Offices)


                            1997 STOCK INCENTIVE PLAN
                            -------------------------
                            (Full title of the Plans)

                       ----------------------------------

                                   Copies to:

      ROBERT J. SIVERD, ESQUIRE                      SONIA GALINDO, ESQUIRE
      Executive Vice President,                Blank Rome Comisky & McCauley LLP
    General Counsel and Secretary                     250 W. Pratt Street
      General Cable Corporation                            Suite 1100
          4 Tesseneer Drive                           Baltimore, MD 21201
Highland Heights, Kentucky 41076-9753                    (410) 659-1400
           (859) 572-8000

                         CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                                PROPOSED        PROPOSED
                                                                MAXIMUM          MAXIMUM
                                             AMOUNT TO BE    OFFERING PRICE     AGGREGATE       AMOUNT OF
    TITLE OF SECURITIES TO BE REGISTERED     REGISTERED(1)   PER SHARE (2)   OFFERING PRICE  REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
Common Stock ($0.01 par value)...........  1,073,161 shares       N/A              N/A             N/A
=============================================================================================================

(1) All of the securities registered hereby are issuable under the 1997 Stock Incentive Plan.

(2) Pursuant to Instruction C of Form S-8, this Post-Effective Amendment No. 1 covers the resale by the selling stockholder, named in the reoffer prospectus included in and filed with this Form S-8, of shares of our common stock, which have in the past been issued to selling stockholder pursuant to our 1997 Stock Incentive Plan. The reoffer prospectus contained in this Post-Effective Amendment No. 1 shall be deemed to constitute a reoffer prospectus with respect to, and include, (i) 2,450,000 shares of common stock, $0.01 par value per share, with respect to which a registration fee of $16,135.00 was paid with the filing of Registration Statement on Form S-8 File No. 333-28965, with the Securities and Exchange Commission on June 11, 1997 and (ii) 1,050,000 shares of common stock, $0.01 par value per share, with respect to which a registration fee of $8,250.00 was paid with the filing of Registration Statement on Form S-8 File No. 333-59125, with the Securities and Exchange Commission on July 15, 1998.

================================================================================

                                EXPLANATORY NOTES

         Included on the immediately following pages is a "reoffer prospectus." The reoffer prospectus is filed as part of the Registration Statement on Form S-8 and has been prepared in accordance with the requirements of Part I of Form S-3 and may be used for reoffers of common stock defined as "control securities" under Instruction C to Form S-8 acquired by "affiliates" (as the term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended) pursuant to stock awards and stock options granted under our 1997 Stock Incentive Plan.

                                   PROSPECTUS

                            GENERAL CABLE CORPORATION


                                1,073,161 SHARES
                                 OF COMMON STOCK


         We are a leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the communications, energy, specialty and building wire and cordsets markets. Communications wire and cable transmit low-voltage signals for voice, data, video and control applications. Energy cables include low-, medium- and high-voltage power distribution and power transmission products. Specialty wire and cable products conduct electrical current for industrial and commercial power and control applications. Building wire and cordsets products conduct electrical current for residential and non-residential power applications. The person listed as our selling stockholder in this prospectus is offering and selling up to 1,073,161 shares of our common stock. We have issued these shares of our common stock to such selling stockholder pursuant to stock awards and stock options granted under our 1997 Stock Incentive Plan. All net proceeds from the sale of the shares of common stock offered by this prospectus will go to the selling stockholder. We will not receive any proceeds from such sales.

         The selling stockholder may offer his shares of common stock through public or private transactions, in the over-the-counter markets, on any exchanges on which our common stock is traded at the time of sale, at prevailing market prices or at privately negotiated prices. The selling stockholder may engage brokers or dealers who may receive commissions or discounts from the selling stockholder. We will pay substantially all of the expenses incident to the registration of such shares, except for the selling commissions.

         Our common stock is listed on the New York Stock Exchange under the symbol "BGC." The closing price of our common stock as reported on the New York Stock Exchange on August 23, 2001, was $14.79 per share.

                           --------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR HAS DETERMINED IF THIS PROSPECTUS IS ADEQUATE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------------

                 The date of this prospectus is August 24, 2001

         No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling stockholder. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction where such offer or solicitation is not authorized, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that any information contained therein is correct as of any time subsequent to the date hereof.

                              AVAILABLE INFORMATION

         We file annual, quarterly and special reports with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You also can request copies of such documents, upon payment of a duplicating fee, by writing to the public reference room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission's web site is: http://www.sec.gov. In addition, our common stock is listed on the New York Stock Exchange, and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         We have filed with the Securities and Exchange Commission a registration statement on Form S-8 (of which this prospectus is a part) under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding us and the securities offered hereby, reference is hereby made to the registration statement and such exhibits and schedules which may be obtained from the Securities and Exchange Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Securities and Exchange Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus and information that we file later with the Securities and Exchange Commission automatically will update and supersede such information. We incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c) 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

         (a) our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) our Proxy Statement relating to our Annual Meeting of Stockholders held on May 11, 2001;

         (c) our Current Report on Form 10-Q for the quarter ended March 30, 2001, filed May 15, 2001;

         (d) our Current Report on Form 10-Q for the quarter ended June 30, 2001, filed August 14, 2001; and

         (e) the description of our common stock contained in our Form 8-A File No. 1-12983, as filed with the Securities and Exchange Commission on May 13, 1997, pursuant to Section 12(b) of the Securities and Exchange Act of 1934 as incorporated by reference from our Form S-1 File No. 333-22961, first filed with the Securities and Exchange Commission on March 7, 1997.

         You may request a copy of these filings (including the exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, by writing or telephoning our executive offices at the following address:

                            General Cable Corporation
                    Attention: Investor Relations Department
                                4 Tesseneer Drive
                        Highland Heights, Kentucky 41076
                                 (859) 572-8000

         You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement. We have not authorized anyone else to provide you with different information. The selling stockholder will not make an offer of these shares in any state that prohibits such an offer. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the cover page of such documents.

         ALL REFERENCES IN THIS PROSPECTUS TO "WE," "US," OR "OUR" INCLUDE GENERAL CABLE CORPORATION, A DELAWARE CORPORATION AND ANY SUBSIDIARIES OR OTHER ENTITIES THAT WE OWN OR CONTROL. ALL REFERENCES IN THIS PROSPECTUS TO "COMMON STOCK" REFER TO OUR COMMON STOCK, PAR VALUE $0.01 PER SHARE.

                              INFORMATION ABOUT US

         We are a leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for communications, energy, specialty and building wire and cordsets markets. We offer competitive strengths in such areas as breadth of product line, brand recognition, distribution and logistics, sales and service and operating efficiency. Communications wire and cable products transmit low-voltage signals for voice, data, video and control applications. Energy cables include low-, medium- and high-voltage power distribution and power transmission products. Specialty products consist of application specific cables for uses such as electrical power generation (traditional fuels, alternative and renewable sources, and distributed generation), the oil, gas and petrochemical industries, mining, industrial automation, automotive, marine, military and aerospace applications, power applications in the telecommunications industry, and other key industrial segments. Building wire and cordsets products conduct electrical current for residential and non-residential power applications.

         General Cable and its predecessors have served the communications and electrical markets for over 150 years. Our immediate predecessor was a unit of American Premier Underwriters, Inc., previously known as The Penn Central Corporation. American Premier acquired our existing wire and cable business in 1981 and significantly expanded the business between 1988 and 1991 by acquiring Carol Cable Company, Inc. and other wire and cable businesses and facilities. In June 1994, a subsidiary of Wassall PLC acquired our predecessor and operated the company privately. Between May and August 1997, Wassall consummated public offerings for the sale of all of its interest in our common stock and we have operated as an independent public company since that time.

         We offer our products and services described below to our customers principally through our businesses in North America, Iberia and Oceania.


                              COMMUNICATIONS GROUP

         Our Communications Group manufactures and sells wire and cable products for voice, data and video transmission applications, multi-conductor and multi-pair and fiber optic cables used for computer and telephone interconnections in telephone company central offices and customer premises, and specialty products for use in machinery and instrument interconnection, audio, computer, security and other applications and harnesses and assemblies for telecommunications equipment manufacturers, industrial equipment manufacturers and medical equipment manufacturers.

OUTSIDE VOICE AND DATA PRODUCTS

         Our principal outside voice and data products are outside plant telecommunications cable and outside service wire. Outside plant telecommunications cable is short haul trunk, feeder or distribution cable from a telephone company central office to the subscriber premises. It consists of multiple paired conductors (ranging from 2 pairs to 4,200 pairs) and various types of sheathing, water-proofing, foil wraps and metal jacketing. Outside service wire is used to connect telephone subscriber premises to curbside distribution cable. We sell our outside voice and data products primarily to telecommunications system operators through our direct sales force under supply contracts of varying lengths, and also to telecommunications distributors.

DATA COMMUNICATIONS PRODUCTS

         Our Data Communications Products are high-bandwidth twisted pair copper and fiber optic cable for the customer premises, local area networks, central office and OEM telecommunications equipment markets. Customer premises products are used for wiring at subscriber premises, and include computer, riser rated and plenum rated wire and cable. Riser cable runs between floors and plenum cable runs in air spaces, primarily above ceilings in non-residential structures. Local area network cables run between computers along horizontal race ways and in backbones between servers. Central office products interconnect components within central office switching systems and public branch exchanges. General Cable sells Data Communications Products primarily through distributors and agents under the General Cable(R) brand name.

ELECTRONICS AND COMMUNICATIONS ASSEMBLIES

         Our Electronics Products include multi-conductor, multi-pair, coaxial, hook-up, audio and microphone cables, speaker and television lead wire, high temperature and shielded electronic wire. Primary uses for these products are various applications within the commercial, industrial instrumentation and control, and residential markets. These markets require a broad range of multi-conductor products for applications involving programmable controllers, robotics, process control and computer integrated manufacturing, sensors and test equipment, as well as cable for fire alarm, smoke detection, sprinkler control, entertainment and security systems. We offer products that are specially designed for these applications.

         Communications assemblies are used in communications switching systems and industrial control applications as well as medical equipment applications. These assemblies are used in such products as data processing equipment, telecommunications network switches, diagnostic imaging equipment, office machines and industrial machinery.


                           BUILDING WIRE AND CORDSETS

         We manufacture and sell a broad line of thermosetting, thermoplastic and elastomeric insulated wire and cable products for the distribution of electrical power to and within non-residential and residential structures. Our principal building wire products are THHN, a copper conductor used in non-residential construction and industrial applications, Romex(R) Brand residential circuit, intermediate and feeder sized cables, and value-added specialty cables for industrial applications.

         An increasing portion of our building wire sales consists of sales of high value-added products that meet more demanding service requirements or reduce installation costs. These products include tray cable, armored cable and control cable used in the operation and interconnection of protective and signaling devices in electrical distribution systems. We sell our building wire products to electrical distributors for resale to electrical contractors, industrial customers and OEMs. Sales are also made through hardware and home center retail chains and other retail stores.

         Cordsets focuses primarily on high-performance, value-added cordsets. We sell our cordsets primarily to OEMs and to hardware distributors and mass merchants for resale to consumers and contractors.

                            SPECIALTY CABLE PRODUCTS

         We manufacture and sell a wide variety of specialty cable products. The product family includes rubber and plastic insulated portable cord products for power and control applications serving industrial, mining, entertainment, OEM, farming and other markets. We also manufacture portable cord for use with moveable heavy equipment and machinery. Our portable cord products are sold under the Carol(R) brand name, primarily through electrical distributors and electrical retailers to industrial customers, OEMs, contractors and consumers.

         Our portable cords are used in the installation of new industrial equipment and the maintenance of existing equipment, and to supply electrical power at temporary venues such as festivals, sporting events, concerts and construction sites. We expect demand for portable cord to be influenced by general economic activity.

         Our Specialty and industrial products sold under the "Brand Rex Cables" name include low-voltage and data transmission cables, automotive cables, rail and mass transit cables, shipboard cables, off- shore cables, other industrial cables and cables for low-smoke, zero-halogen systems and fire detection systems. Primary uses for these products include various applications within the power generating stations, marine, oil and gas, transit/locomotive, OEMs, machine builders, medical imaging, shipboard, aerospace industries, space flight and aircraft markets. Shipboard cables sold by us hold a leading position with the U.S. Navy. "Polyrad XT" marine wire and cable products also provide superior properties and performance levels that are necessary for heavy-duty industrial applications to on- and offshore platforms, ships and oil rigs.

AUTOMOTIVE PRODUCTS

         Our principal automotive products are ignition wire sets and booster cables for sale to the automotive aftermarket. Booster cable sales are affected by the severity of weather conditions and related promotional activity by retailers. As a result, a majority of booster cable sales occur between September and January.

         We sell our automotive ignition wire sets and booster cables primarily to automotive parts retailers and distributors, hardware and home center retail chains and hardware distributors. Our automotive products are also sold on a private label basis to retailers and other automotive parts manufacturers.

                                  ENERGY GROUP

         The Energy Group manufactures and sells wire and cable products which include low-, medium- and high-voltage power distribution and power transmission products for overhead and buried applications.

UTILITY

         Our Utility Cables business is the leader in the supply of medium-voltage power distribution cables to the North American electric utility industry. The business manufactures low-voltage and medium-voltage aluminum and copper cable, bare overhead aluminum conductor, high-voltage transmission cable and aluminum strip. Low-voltage and medium-voltage cables are used for power distribution in the investor-owned utility and public power segments. High-voltage cables and bare conductor cables are transmission circuits in industrial facilities and independent power producer generating stations. Bare overhead conductor cable and aluminum strip have various uses in utility and industrial applications.

         The Utility business has strategic alliances in the United States and Canada with a number of major customers and is strengthening our position through these partnerships. The business utilizes a network of direct sales and authorized distributors to supply low-, medium-voltage and bare overhead cable products. This market is represented by approximately 3,500 utility companies.

                                    EMPLOYEES

         At December 31, 2000, we employed approximately 8,600 persons.


         Our shares of common stock are listed on the New York Stock Exchange under the symbol "BGC." The closing price for our common stock as reported on the New York Stock Exchange on August 23, 2001, was $14.79 per share.

         We are a Delaware corporation and were incorporated in April 1994. Our principal executive offices are located at 4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753 and our telephone number is (859) 572-8000.

                                 USE OF PROCEEDS

         We are registering the shares of common stock offered by this prospectus for the account of the selling stockholder identified in the section of this prospectus entitled "Selling Stockholder." All of the net proceeds from the sale of common stock will go to the selling stockholder who offers and sells his shares of such stock. We will not receive any part of the proceeds from the sale of such shares.

                               SELLING STOCKHOLDER

         The selling stockholder listed in the table below has acquired the common stock offered by this prospectus pursuant to our 1997 Stock Incentive Plan. The selling stockholder will receive all of the net proceeds from the sale of his shares of common stock offered by this prospectus.

         The following table sets forth certain information regarding the ownership of our common stock by the selling stockholder on August 24, 2001. The number of shares of common stock outstanding will not change as a result of the offering, nor will the number of shares owned or percentage of ownership of any persons other than the selling stockholder change as a result thereof. There is no assurance that the selling stockholder will offer for sale or sell any or all of the common stock offered by him pursuant to this prospectus.

                                                                  NUMBER OF        NUMBER OF         NUMBER OF
                                                                SHARES OWNED         SHARES         SHARES TO BE
                                                                  PRIOR TO         REGISTERED       OWNED AFTER
               NAME AND POSITION WITH COMPANY                   OFFERING (1)       HEREBY (2)       OFFERING (3)
               ------------------------------                   ------------       ----------       ------------
Stephen Rabinowitz....................................            1,218,867        1,073,161          145,706
Chairman of the Board and Chief Executive Officer

----------------------------

(1) Includes shares of common stock acquired not pursuant to any employee or director benefit plan and common stock underlying vested options and stock awards granted pursuant to our 1997 Stock Incentive Plan.

(2) Includes all common stock underlying vested stock options granted pursuant to our 1997 Stock Incentive Plan.

(3) Assumes all shares registered under this prospectus will be sold. The selling stockholder would own less than one percent of the number of outstanding shares of common stock as of August 24, 2001.


         Information regarding the selling stockholder's current relationship with us or our predecessors and affiliates and such relationships, if any, within the past three years is set forth below.

         Stephen Rabinowitz retired as Chairman and Chief Executive Officer of General Cable Corporation on August 7, 2001. He served in those positions since May 1999. From March 1997 until May 1999, he was Chairman, President and Chief Executive Officer of General Cable Corporation. From September 1994 until March 1997, he was President and Chief Executive of the predecessor company.

                              PLAN OF DISTRIBUTION

         The shares of our common stock offered by this prospectus may be sold from time to time by the selling stockholder, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the New York Stock Exchange, in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold in one or more of the following transactions:

         (a) a block trade in which the broker or dealer so engaged will attempt to sell the selling stockholder shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         (b) purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

         (c) an exchange distribution in accordance with the rules of the exchange; and

         (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers.

         In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Any broker or dealer to be utilized by a selling stockholder will be selected by such selling stockholder. Brokers or dealers will receive commissions or discounts from the selling stockholder in amounts to be negotiated immediately prior to the sale.

         These brokers or dealers and any other participating brokers or dealers, as well as certain pledgees, donees, transferees and other successors in interest, may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 in connection with the sales. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

         Upon being notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the selling stockholder shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplemental prospectus, if required, pursuant to Rule 424(c) under the Securities Act of 1933, disclosing: (i) the name of the selling stockholder and of the participating broker-dealer(s), (ii) the number of selling stockholder shares involved, (iii) the price at which such selling stockholder shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction.

         The selling stockholder reserves the sole right to accept and, together with any agent of the selling stockholder, to reject in whole or in part any proposed purchase of the selling stockholder shares. The selling stockholder will pay any sales commissions or other seller's compensation applicable to such transactions.

         To the extent required, the amount of the shares to be sold, purchase prices, public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in a prospectus supplement accompanying this prospectus or, if appropriate, a post-effective amendment to the registration statement. The selling stockholder and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Securities Act of 1933 and a portion of any proceeds of sales and discounts, commissions or other seller's compensation may be deemed to be underwriting compensation for purposes of the Securities Act of 1933.

         Offers and sales of shares of the common stock have not been registered or qualified under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the selling stockholder shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling stockholder shares may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from registration or qualification is available and is complied with.

         Under applicable rules and regulations under the Securities and Exchange Act of 1934, any person engaged in a distribution of shares of our common stock may not simultaneously engage in market-making activities with respect to such shares of common stock for a period of two to nine business days prior to the commencement of such distribution. In addition to and without limiting the foregoing, each selling stockholder and any other person participating in a distribution will be subject to applicable provisions of the Securities and Exchange Act of 1934 and the rules and regulations thereunder, including without limitation, Regulation M, which provisions may limit the timing of purchases and sales of any of our shares of common stock by the selling stockholder or any such other person. All of the foregoing may affect the marketability of our common stock and the brokers' and dealers' ability to engage in market-making activities with respect to our common stock.

         We will pay substantially all of the expenses incident to the registration of the shares of common stock offered hereby, estimated to be approximately $10,000.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share.

         The following statements relating to our capital stock are summaries and do not purport to be complete. Reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws copies of which have been filed as exhibits to the Registration Statement on Form S-1/A File No. 333-22961 filed with the Securities and Exchange Commission on April 22, 1997.

COMMON STOCK

         Holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders. Holders of our common stock do not have cumulative voting rights in the election of directors.

         Holders of our common stock do not have subscription, redemption or conversion privileges. Subject to the preferences or other rights of any preferred stock that may be issued from time to time, holders of our common stock are entitled to participate ratably in dividends on the common stock as declared by our Board of Directors. Holders of our common stock are entitled to share ratably in all assets available for distribution to stockholders in the event of our liquidation or dissolution, subject to distribution of the preferential amount, if any, to be distributed to holders of preferred stock.

PREFERRED STOCK

         The Certificate of Incorporation authorizes our Board of Directors, without any vote or action by the holders of our common stock, to issue up to 25,000,000 shares of preferred stock from time to time in one or more series. Our Board of Directors is authorized to determine the number of shares and designation of any series of our preferred stock and the dividend rights, dividend rate, conversion rights and terms, voting rights (full or limited, if any), redemption rights and terms, liquidation preferences and sinking fund terms of any series of preferred stock. Issuances of our preferred stock would be subject to the applicable rules of the New York Stock Exchange or other organizations whose systems our stock may then be quoted or listed. Depending upon the terms of our preferred stock established by our Board of Directors, any or all series of our preferred stock could have preferences over the common stock with respect to dividends and other distributions and upon our liquidation. Issuance of any such shares with voting powers, or issuance of additional shares of common stock, would dilute the voting power of the outstanding common stock. We have no present plans to issue any preferred stock.

TRANSFER AGENT AND REGISTRAR

         Mellon Investor Services is our transfer agent and registrar for the common stock.

                                  LEGAL MATTERS

         Our general counsel, Robert J. Siverd, issued an opinion to us regarding certain legal matters in connection with this offering, including the validity of the issuance of the shares of common stock offered by this prospectus.

                                     EXPERTS

         The financial statements and the related financial statement schedule incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in General Cable's method of accounting for its North American non-metals inventory from the first-in first-out (FIFO) method to the last-in first-out (LIFO) method effective January 1, 2000), and have been so incorporated in reliance on the report of such firm given upon their authority as experts in auditing and accounting.

================================================================================

         NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT ANY INFORMATION CONTAINED THEREIN IS CORRECT AS OSF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                        ---------------------------------

                                TABLE OF CONTENTS

AVAILABLE INFORMATION.........................................................2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................2

INFORMATION ABOUT US..........................................................3

USE OF PROCEEDS...............................................................7

SELLING STOCKHOLDER...........................................................7

PLAN OF DISTRIBUTION..........................................................7

DESCRIPTION OF CAPITAL STOCK..................................................9

LEGAL MATTERS................................................................10

EXPERTS......................................................................10











================================================================================

================================================================================

                                1,073,161 SHARES






                            GENERAL CABLE CORPORATION





                                  COMMON STOCK






                           ---------------------------

                                   PROSPECTUS

                           ---------------------------







                                 August 24, 2001


================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, as filed with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement:

         (a) our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) our Proxy Statement relating to our Annual Meeting of Stockholders held on May 11, 2001;

         (c) our Current Report on Form 10-Q for the quarter ended March 30, 2001, filed May 15, 2001;

         (d) our Current Report on Form 10-Q for the quarter ended June 30, 2001, filed August 14, 2001; and

         (e) the description of our common stock contained in our Form 8-A File No. 1-12983, as filed with the Securities and Exchange Commission on May 13, 1997, pursuant to Section 12(b) of the Securities and Exchange Act of 1934 as incorporated by reference from our Form S-1 (File No. 333-22961) first filed with the Securities and Exchange Commission on March 7, 1997.

         All documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to the authority conferred by Section 102 of the Delaware General Corporation Law, as amended ("DGCL"), Article VII of the registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") contains provisions which eliminate personal liability of members of its board of directors for violations of their fiduciary duty of care. Neither the DGCL nor the Certificate of Incorporation, however, limits the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase under circumstances where such payment or repurchase is not permitted under the DGCL, or obtaining an improper personal benefit. Article VII of the Certificate of Incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of the registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

         In accordance with Section 145 of the DGCL, which provides for the indemnification of directors, officers and employees under certain circumstances, Article XIV of the registrant's Amended and Restated Bylaws (the "Bylaws") provides that the registrant is obligated to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the registrant in which such person has been adjudged liable to the registrant) by reason of the fact that he is or was a director, officer or employee of the registrant, or is or was a director, officer or employee of the registrant serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of any action, suit or proceeding by or in the right of the registrant in which a claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant, such person shall be indemnified only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought has determined that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         The registrant currently maintains an insurance policy that provides coverage pursuant to which the registrant is to be reimbursed for amounts it may be required or permitted by law to pay to indemnify directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable

ITEM 8.  EXHIBITS.

         4.1 Amended and Restated Certificate of Incorporation of General Cable Corporation, incorporated by reference to an exhibit to the Registration Statement on Form S-1/A File No. 333-22961, filed with the Securities and Exchange Commission on April 22, 1997.

         4.2 Amended and Restated Bylaws of General Cable Corporation, incorporated by reference to an exhibit to the Registration Statement on Form S-1/A File No. 333-22961, filed with the Securities and Exchange Commission on April 22, 1997.

         5.1*     Opinion of Robert J. Siverd, Esquire.

         10.1*    1997 Stock Incentive Plan

         23.1     Consent of Robert J. Siverd, Esquire

         23.2     Consent of Deloitte & Touche LLP

         24.1     Power of Attorney (see signature page)

---------------------------

*previously filed.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant, hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highland Heights, Commonwealth of Kentucky, on this 24th day of August 2001.

                            GENERAL CABLE CORPORATION


                                    By: /s/ Gregory B. Kenny
                                       --------------------------------------
                                        Gregory B. Kenny
                                        President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities as of August 24, 2001. Each person whose signature appears below hereby authorizes Gregory B. Kenny to file one or more Amendments to this Registration Statement, which may make such changes as Gregory B. Kenny deems appropriate, and each such person whose signature appears below, individually and in each capacity stated below, hereby appoints Gregory B. Kenny as attorney-in-fact to execute in his name and on his behalf any such Amendment to this Registration Statement.

       SIGNATURE                                 TITLE(S)
       ---------                                 --------
/s/ Gregory B. Kenny                 President and Chief Executive Officer
---------------------------          (principal executive officer)
Gregory B. Kenny

/s/ Christopher F. Virgulak          Executive Vice President and Chief Financial Officer
---------------------------          (principal accounting and financial officer)
Christopher F. Virgulak

/s/ John E. Welsh, III               Non-executive Chairman of the Board and Director
---------------------------
John E. Welsh, III

/s/ Gregory E. Lawton                Director
---------------------------
Gregory E. Lawton

/s/ Jeffrey Noddle                   Director
---------------------------
Jeffrey Noddle

/s/ Robert L. Smialek                Director
---------------------------
Robert L. Smialek

                                INDEX TO EXHIBITS

Exhibit No.      Description of Exhibit
-----------      ----------------------
    4.1          Amended and Restated Certificate of Incorporation of General
                 Cable Corporation, incorporated by reference to an exhibit to the Registration Statement on Form S-1/A File No. 333-22961,
                 filed with the Securities and Exchange Commission on April 22,
                 1997.

    4.2 Amended and Restated Bylaws of General Cable Corporation, incorporated by reference to an exhibit to the Registration
                 Statement on Form S-1/A File No. 333-22961, filed with the
                 Securities and Exchange Commission on April 22, 1997.

    5.1*         Opinion of Robert J. Siverd, Esquire.

    10.1*        1997 Stock Incentive Plan

    23.1         Consent of Robert J. Siverd, Esquire

    23.2         Consent of Deloitte & Touche LLP

    24.1         Power of Attorney (see signature page)

----------------------------

*   previously filed.